EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies that the Annual Report on Form 10-K for the year ended September 30, 2014 of A & C United Agriculture Developing Inc. (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A & C United Agriculture Developing Inc.

Dated: December 29, 2014	By:	/s/ Yidan (Andy) Liu
Yidan (Andy) Liu
Chief Executive Officer/Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to A & C United Agriculture Developing Inc. and will be retained by A & C United Agriculture Developing Inc. and furnished to the Securities and Exchange Commission or its staff upon request.